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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 15, 2001, accompanying the consolidated financial statements of Cross Media Marketing Corporation and Subsidiaries contained in the Joint Proxy/Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Joint Proxy/Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

/s/ Grant Thornton LLP

New York, New York
September 24, 2001